Exhibit 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-100694, 333-70386, 333-51020, 333-50892, 333-94727, 333-07421 and 33-60151
of John H. Harland Company on Form S-8 of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles).



/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 8, 2004